UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2015

Electronic Cigarettes International Group, Ltd.

(Exact name of registrant as specified in its charter)

Nevada	000-52745	98-0534859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14200 Ironwood Drive, Grand Rapids, MI 49534

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (616) 384-3272

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03        Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year

On March 20, 2015, Electronic Cigarettes International Group, Ltd. (the “Company”) filed a Certificate of Amendment to its Articles of Incorporation (the “Amendment”) to effectuate a one-for-fifteen reverse stock split, as further detailed in Item 8.01 below. A copy of the Amendment is attached to this Current Report on Form 8-K (this “Report”) as Exhibit 3.1.

Item 8.01.       Other Events

Reverse Split

Effective March 24, 2015, (the “Effective Date”), the Company effectuated a one-for-fifteen reverse stock split. Pursuant to this corporate action, every 15 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) were converted into one share of the Company’s Common Stock. To avoid the issuance of fractional shares of Common Stock, all fractional shares will be rounded up to the next whole share.

The reverse split has been reviewed and approved by the Financial Industry Regulatory Authority (FINRA).

As of the Effective Date, pursuant to this corporate action, 19,931,334 shares of the Company’s Common Stock are outstanding.

Beginning on March 24, 2015, the Company’s trading symbol will be temporarily changed to “ECIGD” for a period of twenty business days, after which the symbol will revert back to “ECIG.”

Press Release

On March 23, 2015, the Company issued a press release, a copy of which is attached to this Report as Exhibit 99.1, concerning the Company’s announcement that, effective March 24, 2015, at the opening of trading, the Company’s Common Stock will trade with effect given to the reverse split of its issued and outstanding Common Stock on the basis of one share of Common Stock to be issued for each 15 shares of Common Stock owned and outstanding.

Item 9.01        Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to Articles of Incorporation
99.1	Press Release, Date March 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2015		ELECTRONIC CIGARETTES INTERNATIONAL GROUP, LTD.
	By:	/s/ Philip Anderson
Name: Philip Anderson Title: Chief Financial Officer